Exhibit 99.1

Pyramid Oil Company	FOR IMMEDIATE RELEASE:

Pyramid Oil Company Reports Second Quarter

and Year-to-date Financial Results

BAKERSFIELD, Calif. – August 14, 2014 – Pyramid Oil Company (NYSE MKT: PDO) today announced financial results for its second quarter and six-month period ended June 30, 2014.

Second quarter 2014 revenue was $1.0 million versus $1.2 million in the same quarter a year ago. Crude oil production for the second quarter of 2014 declined 16% to 9,809 barrels of oil equivalent (BOE) from 11,685 BOE in the second quarter a year ago. The production decrease was partially offset by an increase of $5.47 in the average realized crude oil price, which was $104.27 during the second quarter of 2014 versus $98.79 in the same period of 2013.

Operating income for the second quarter of 2014 was $115,000 versus $173,000 for the second quarter of 2013. Net income was $73,000, or $0.02 per share, versus $130,000, or $0.03 per share, in the 2013 second quarter.

Through the first six months of 2014, revenue was $2.1 million, versus $2.2 million the same period of 2013. The Company reported an operating loss for the 2014 six-month period of $108,000 versus operating income of $337,000 for the first six months of 2013. The decline was largely due to a $393,000 increase in general and administrative expense for the first six months of 2014 compared to last year’s six-month period. During the first six months of 2014, an increase of $581,000 in legal and consulting fees associated with the proposed merger agreement between the Company and Yuma Energy, Inc. was partially offset by a $99,000 reduction in officer and administrative salaries and a $77,000 reduction in accounting fees. Net loss for the first six months of 2014 was $86,000, or $0.02 per share, versus net income of $243,000, or $0.05 per share, in the first six months of 2013.

Pyramid closed the second quarter of 2014 with cash and cash equivalents of $4.4 million. Working capital was $7.3 million and the Company’s current ratio was 12:1. Pyramid also reported long-term assets in the form of certificates of deposit of $1.1 million. Current liabilities at June 30, 2014, were $670,000 and total liabilities were $2.0 million. Stockholders’ equity at the end of the 2014 second quarter was $10.9 million.

Michael D. Herman, Interim President and CEO, said, “We are making continued progress on our planned merger with Yuma Energy. As was recently announced, both companies have set September 10, 2014, as the date for special meetings of their respective stockholders, who will be asked to vote on the transaction and certain other related matters. Provided both companies receive stockholder approval, we expect to complete the merger in the third quarter of 2014.”

About Pyramid Oil Company

Pyramid Oil Company has been in the oil and gas business continuously since incorporating in 1909. Pyramid acquires interests in land and producing properties through acquisition and lease, and then drills and/or operates crude or natural gas wells in an effort to discover or produce oil and/or natural gas. More information about the Company can be found at: http://www.pyramidoil.com.

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended. Statements that are not strictly historical statements constitute forward-looking statements and may often, but not always, be identified by the use of such words such as “expects,” “believes,” “intends,” “anticipates,” “plans,” “estimates,” “potential,” “possible,” or “probable” or statements that certain actions, events or results “may,” “will,” “should,” or “could” be taken occur or be achieved. The forward-looking statements include statements about the anticipated timing for closing the proposed merger. Forward-looking statements are based on current expectations and assumptions and analyses made by Yuma and Pyramid in light of experience and perception of historical trends, current conditions and expected future developments, as well as other factors appropriate under the circumstances. However, whether actual results and developments will conform with expectations is subject to a number of risks and uncertainties, including but not limited to: the possibility that the companies may be unable to obtain stockholder approval or satisfy the other conditions to closing; that problems may arise in the integration of the businesses of the two companies; that the acquisition may involve unexpected costs; the risks of the oil and gas industry (for example, operational risks in exploring for, developing and producing crude oil and natural gas; risks and uncertainties involving geology of oil and gas deposits); the uncertainty of reserve estimates; the uncertainty of estimates and projections relating to future production, costs and expenses; potential delays or changes in plans with respect to exploration or development projects or capital expenditures; health, safety and environmental risks and risks related to weather; fluctuations in oil and gas prices; inability of management to execute its plans to meet its goals, shortages of drilling equipment, oil field personnel and services, unavailability of gathering systems, pipelines and processing facilities and the possibility that government policies may change. Pyramid’s annual report on Form 10-K for the year ended December 31, 2013, quarterly reports on Form 10-Q, recent current reports on Form 8-K, and other Securities and Exchange Commission (“SEC”) filings discuss some of the important risk factors identified that may affect its business, results of operations, and financial condition. Pyramid and Yuma undertake no obligation to revise or update publicly any forward-looking statements for any reason.

Additional Information About the Transaction

In connection with the proposed transaction, Pyramid has filed with the SEC a registration statement on Form S-4 that includes a proxy statement of Pyramid that also constitutes a prospectus of Pyramid relating to Pyramid common stock to be issued to Yuma stockholders pursuant to the merger. The definitive proxy statement/prospectus includes important information about both Yuma and Pyramid. Pyramid may also file other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO CAREFULLY READ THE REGISTRATION STATEMENT, THE PROXY STATEMENT/PROSPECTUS AND OTHER RELEVANT DOCUMENTS FILED WITH THE SEC AS THEY BECOME AVAILABLE BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT PYRAMID AND THE PROPOSED TRANSACTION. Investors and security holders may obtain these documents when available free of charge at the SEC’s website at www.sec.gov. In addition, the documents filed with the SEC by Pyramid can be obtained free of charge from Pyramid’s website at www.pyramidoil.com.

Participants in Solicitation

Pyramid and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Pyramid in respect of the proposed transaction. Information regarding Pyramid’s directors and executive officers is available in its annual report on Form 10-K for the year ended December 31, 2013, which was filed with the SEC on March 31, 2014. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, are and will be contained in the proxy statement/prospectus referred to above and other relevant materials filed with the SEC.

This release shall not constitute an offer to sell or the solicitation of any offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Contact:

Geoff High

Principal

Pfeiffer High Investor Relations, Inc.

Telephone: (303) 393-7044

PYRAMID OIL COMPANY
STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three months ended June 30,		Six months ended June 30,

	2014	2013	2014	2013

REVENUES:
Oil and gas sales	$1,022,757	$1,154,409	$2,066,356	$2,162,212

COSTS AND EXPENSES:
Operating expenses	435,837	500,043	932,127	934,481
General and administrative	272,328	234,862	850,291	457,003
Taxes, other than income
and payroll taxes	27,495	37,158	61,104	67,555
Provision for depletion,
depreciation and amortization	113,541	148,817	217,511	261,796
Accretion expense	14,073	7,932	23,490	18,311
Other costs and expenses	43,989	52,973	90,079	86,198

	907,263	981,785	2,174,602	1,825,344

OPERATING INCOME (LOSS)	115,494	172,624	(108,246)	336,868

OTHER INCOME (EXPENSE):
Interest income	9,736	10,004	19,397	20,315
Other income	(321)	0	6,679	0

	9,415	10,004	26,076	20,315
INCOME (LOSS) BEFORE INCOME
TAX EXPENSE (BENEFIT)	124,909	182,628	(82,170)	357,183
Income tax expense (benefit)
Current	(186,200)	9,357	(711,200)	15,126
Deferred	238,200	43,200	714,700	99,300
	52,000	52,557	3,500	114,426

NET INCOME (LOSS)	$72,909	$130,071	($85,670)	$242,757

BASIC INCOME (LOSS)
PER COMMON SHARE	$0.02	$0.03	($0.02)	$0.05

DILUTED INCOME (LOSS)
PER COMMON SHARE	$0.02	$0.03	($0.02)	$0.05

Weighted average number of
common shares outstanding	4,754,752	4,688,085	4,721,418	4,688,085

Diluted average number of
common shares outstanding	4,761,614	4,688,085	4,721,418	4,688,085

PYRAMID OIL COMPANY

BALANCE SHEETS

ASSETS

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)

CURRENT ASSETS:
Cash and cash equivalents	$4,355,590	$4,404,246
Restricted cash	0	967,329
Short-term investments	2,143,028	2,140,822
Trade accounts receivable	486,632	484,468
Income taxes receivable	724,400	12,400
Crude oil inventory	92,524	102,334
Prepaid expenses and other assets	126,839	249,030
Deferred income taxes	87,000	711,800

TOTAL CURRENT ASSETS	8,016,013	9,072,429

PROPERTY AND EQUIPMENT, at cost
Oil and gas properties and equipment
(successful efforts method)	19,899,762	19,883,190
Capitalized asset retirement costs	412,612	412,612
Drilling and operating equipment	2,058,744	2,058,744
Land, buildings and improvements	1,098,918	1,098,918
Automotive, office and other
property and equipment	1,158,764	1,136,566

	24,628,800	24,590,030
Less: accumulated depletion, depreciation,
amortization and valuation allowances	(21,529,273)	(21,335,914)

TOTAL PROPERTY AND EQUIPMENT	3,099,527	3,254,116

INVESTMENTS AND OTHER ASSETS
Long-term investments	1,146,674	1,131,707
Deferred income taxes	370,000	459,900
Deposits	250,000	250,000
Other Assets	11,380	11,380

TOTAL INVESTMENTS OTHER ASSETS	1,778,054	1,852,987

TOTAL ASSETS	$12,893,594	$14,179,532

PYRAMID OIL COMPANY

BALANCE SHEETS

LIABILITIES AND STOCKHOLDERS' EQUITY

	June 30,	December 31,
	2014	2013
	(Unaudited)	(Audited)

CURRENT LIABILITIES:
Accounts payable	$304,429	$290,930
Accrued professional fees	12,162	140,711
Accrued taxes, other than income taxes	0	54,444
Accrued payroll and related costs	37,572	40,932
Accrued royalties payable	240,548	226,502
Liability for deferred compensation	39,166	1,026,655
Accrued insurance	36,018	113,480

TOTAL CURRENT LIABILITIES	669,895	1,893,654

LIABILITY FOR ASSET RETIREMENT OBLIGATIONS	1,329,352	1,305,862

TOTAL LIABILITIES	1,999,247	3,199,516

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY:
Preferred stock-no par value;
10,000,000 authorized shares;
no shares issued or outstanding	0	0
Common stock-no par value;
50,000,000 authorized shares;
4,788,085 shares issued and
outstanding	1,847,384	1,847,384
Retained earnings	9,046,963	9,132,632

TOTAL STOCKHOLDERS' EQUITY	10,894,347	10,980,016

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$12,893,594	$14,179,532